EXHIBIT B-10(i)(2)

                       FIRST AMENDMENT TO
                        CREDIT AGREEMENT



     This First Amendment to Credit Agreement (this "Amendment"), dated as of September 30, 1998, is made and entered into by and among GOLD KIST INC., a cooperative marketing association organized and existing under the laws of the State of Georgia (the "Borrower"), various banks and other lending institutions as are, or may from time to time become, parties hereto (collectively, the "Lenders" and individually, a "Lender"), and COOPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., "RABOBANK NEDERLAND", NEW YORK BRANCH ("Rabobank") as Agent for the Lenders.


                      W I T N E S S E T H:

     WHEREAS, the parties hereto are parties to that certain
Credit Agreement, dated as of August 4, 1998 (the "Credit
Agreement"); and

     WHEREAS, the Borrower has requested that the Lenders provide for a $15,000,000 Swing Line Commitment under the Credit Agreement, such Commitment to be a sublimit of the 364-Day Commitment;

     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     Section 1.  Amendments.   The terms of the Credit
Agreement are hereby amended as follows:

     (a) Definitions. Section 1.1 of the Credit Agreement is amended by adding thereto the following defined terms:


          ""Swing Line Advance" shall mean an advance made by the Swing Line Bank pursuant to Section 2.1(d), which Advance shall be for all purposes under this Agreement (except as expressly provided otherwise by Sections 2.1(c), (d), or (e)) be deemed an advance under the 364-Day Line of Line of Credit Commitment.

          "Swing Line Bank" shall mean Rabobank.

          "Swing Line Borrowing" shall mean a borrowing consisting of a Swing Line Advance made by the Swing Line
Bank.

          "Swing Line Maturity Date" shall mean, with respect to any Swing Line Advance, the date that is five Business Days prior to the 364 Day Loan Maturity Date.

          "Swing Line Participation" shall mean the participation purchased by a Lender in any Swing Line Advance pursuant to Section 2.1(e).

          "Swing Line Sublimit" has the meaning specified in
Section 2.1(d)."


     (b)  Swing Line Borrowings.  Section 2.1 of the Credit
Agreement is amended by adding the following subsections thereto.

          "(d) The Swing Line Advances. The Borrower may request the Swing Line Bank to make, and the Swing Line Bank shall make, on the terms and conditions hereinafter set forth, Swing Line Advances to the Borrower from time to time on any Business day during the period from the date hereof until the Swing Line Maturity Date in an aggregate amount not to exceed at any time outstanding U.S. $15,000,000 (the "Swing Line Sublimit"); provided that at such time the outstandings under all Swing Line Advances plus the outstandings under all 364-Day Loans, after giving effect to such Borrowing, shall not exceed the 364-Day Line of Credit Commitment. Each Swing Line Advance shall bear interest at a per annum rate equal to the Base Rate minus 1% (one percent). Within the limits of the Swing Line Sublimit, the Borrowers may borrow under this Section 2.1(d), repay pursuant to
               Section 3.1 and reborrow under this Section
               2.1(d).

            (e)     Each Swing Line Advance shall be made on
               notice, given not later than 11:00 A.M. (New
               York City time) on the date of the proposed
               Swing Line Advance, by the Borrower to the Swing Line Bank. Each such notice of a proposed Swing Line Borrowing (a "Notice of Swing Line Borrowing") shall be by telephone, confirmed immediately in writing, or telex or telecopier, specifying therein the requested
               (i) date on which such Swing Line Advances to be made and (ii) amount of such Swing Line Advance. The Swing Line Bank, upon fulfillment of the applicable conditions set forth in
               Article II, will make the amount thereof available, no later than 4:00 P.M. (New York City time) on such Business Day, to the Borrower in same day funds by crediting the account of the Borrower set forth in the Notice of Borrowing pursuant to which the Advance is being made. At any time the Swing Line Bank makes a Swing Line Advance, each Lender (other than the Swing Line Bank) shall be deemed, without further action by any Person, to have purchased from the Swing Line Bank an unfunded participation in any such Swing Line Advance in an amount equal to the amount of such Advance times such Lender's Pro Rata Share of the 364-Day Line of Credit Commitment (the "Swing Line Participation") and shall be obligated to fund such participation at such time and in the manner provided below. Each such Lender's obligation to participate in, purchase and fund such Swing Line Participation shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any set-off, counterclaim, recoupment, defense or other right which such Lender or any other Person may have against the Swing Line Bank or any other Person for any reason whatsoever; (ii) the occurrence or continuance of Default or an Event of Default or the termination of the Commitments; (iii) any adverse change in the condition (financial or otherwise) of the Borrower or any other Person; (iv) any breach of this Agreement by any Borrower or any other Lender; or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. The Borrower hereby consents to each such sale and assignment. Each Lender agrees to fund any outstanding Swing Line Participation on (i) the Business Day of which demand therefor is made by the Swing Line Bank, provided that such demand is made not later than 1:00 P.M. (New York City time) on such Business Day, or (ii) the first Business Day next succeeding such demand is made after such time. Upon any such assignment by the Swing Line Bank to any other Lender of a Swing Line Participation, the Swing Line Bank represents and warrants to such other Lender that it is the legal and beneficial owner of such interest being assigned by it, but makes no other representation or warranty and assumes no responsibility with respect to such Swing Line Advance or Swing Line Participation, or the Loan Documents or the Borrower to which such Swing Line Advance was made. If and to the extent that any Lender shall not have so made the amount of such Swing Line Participation available to the Administrative Agent, such Lender agrees to pay to the Administrative Agent forthwith on demand such amount together with interest thereon, for each day from the date of the request by the Swing Line Bank until the date such amount is paid to the Administrative Agent, at the Federal Funds Rate. If such Lender shall pay to the Administrative Agent such amount for the account of the Swing Line Bank on any Business Day, such amount so paid in respect of principal shall constitute a 364-Day Loan made by such Lender on such Business Day for purposes of the Agreement, and the outstanding principal amount of the Swing Line Advance made by the Swing Line Bank shall be reduced by such amount on such Business Day.

          (f) Each Notice of Borrowing and Notice of Swing Line Borrowing shall be irrevocable and binding on the Borrower requesting the Advances covered by such Notice and such Borrower shall indemnify each Lender against any loss or expense incurred by such Lender as a result of any failure to fulfill on or before, as applicable, the date specified for such Advance the applicable conditions set forth in Article II, including, without limitation, any loss (excluding loss of anticipated profits) or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender (and the Administrative Agent in the case of Advances by the Administrative Agent pursuant to Section 2.1(d) to fund such Advance when such Advance, as a result of such failure, is not made on such date.




Section 2. Conditions Precedent. This First Amendment and the obligations of the Lenders evidenced hereunder shall not be effective until the Administrative Agent shall have received a Certificate executed by the Chief Executive Officer or Chief Financial Officer of the Borrower stating that, to the best of his knowledge and based upon an examination sufficient to enable him to make an informed statement, (i) all of the representations and warranties made or deemed to be made under the Credit Agreement are materially true and correct as of the date of this First Amendment to Credit Agreement, and (ii) no Default or Event of Default exists.


     Section 3.  Reference to and Effect on the Credit
Agreement and the Other Loan Documents.

     (a) On and after the date hereof, each reference in the Credit Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the "Credit Agreement," "thereunder," "thereof" or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended hereby.

     (b) Except as specifically amended by this Amendment, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

     (c) The execution, delivery and performance of this Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of the Administrative Agent or any Lender under the Credit Agreement or any of the other Loan Documents.

     Section 4.  Miscellaneous.

     (a)  Section and Subsection Headings.   Section and
Subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

     (b)  Governing Law.   This Amendment and the rights and
obligations of the parties hereunder shall be governed by, and shall be construed and enforced in accordance with, the laws of the State of Georgia.

     (c) Counterparts; Effectiveness. This Amendment may be executed in any number of counterparts and by different parties hereto and separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts taken together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. This Amendment shall become effective upon the execution of a counterpart hereof by the Borrower and the Required Lenders and receipt by the Borrower and the Administrative Agent of written or telephonic notification of such execution and authorization or delivery thereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first above written.
                         GOLD KIST INC.

                         By: /s/ Stephen O. West
                         Name: Stephen O. West
                         Title: Treasurer


                         Attest: /s/ J. David Dyson
                         Name: J. David Dyson
                         Title: Gen. Counsel, Vice President

                         [CORPORATE SEAL]

                         COOPERATIEVE CENTRALE RAIFFEISEN-
                         BOERENLEENBANK B.A., "Rabobank
                         Nederland", NEW YORK BRANCH,
                         individually and as Agent

                         By: /s/ R. J. Beard
                         Name: R. J. Beard
                         Title: Vice President

                         By: /s/ W. Jeffrey Vollack
                         Name: W. Jeffrey Vollack
                         Title: Senior Credit Officer
                                 Senior Vice President

11561/Securities/Exhibit/1st Amendment to Credit Agmt